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                                                                    EXHIBIT 99.2

                         GLOBALSTAR CAPITAL CORPORATION
                (A WHOLLY-OWNED SUBSIDIARY OF GLOBALSTAR, L.P.)

                            CONDENSED BALANCE SHEETS

                                                                MARCH 31,      DECEMBER 31,
                                                                  2000             1999
                                                              -------------    ------------
                                                               (UNAUDITED)        (NOTE)
ASSETS
Receivable from parent......................................     $1,000           $1,000
                                                                 ======           ======
LIABILITIES AND SHAREHOLDER'S EQUITY
Commitments and contingencies (Note 2)
Shareholder's equity
  Common stock, par value $.10; 1,000 shares authorized, 100
     shares issued and outstanding..........................     $   10           $   10
  Paid-in capital...........................................        990              990
                                                                 ------           ------
                                                                 $1,000           $1,000
                                                                 ======           ======

NOTE: The December 31, 1999 balance sheet has been derived from audited financial statements at that date.

                     See notes to condensed balance sheets.
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                         GLOBALSTAR CAPITAL CORPORATION
                (A WHOLLY-OWNED SUBSIDIARY OF GLOBALSTAR, L.P.)

                       NOTES TO CONDENSED BALANCE SHEETS

1. BASIS OF PRESENTATION

     The unaudited interim financial information as of March 31, 2000 has been prepared on the same basis as the audited balance sheet. In the opinion of management, such unaudited information includes all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of financial position for the interim period presented.

2. ORGANIZATION

     Globalstar Capital Corporation ("Globalstar Capital"), a wholly-owned subsidiary of Globalstar, L.P. ("Globalstar") was formed on July 24, 1995 for the primary purpose of serving as a co-issuer and co-obligator with respect to certain debt obligations of Globalstar.